MASTER CUSTODIAN AGREEMENT

                                     between

                            JOHN HANCOCK MUTUAL FUNDS

                                       and

                       STATE STREET BANK AND TRUST COMPANY


                              Amended and Restated

                                  March 9, 1999


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                                TABLE OF CONTENTS



 1.  Definitions.............................................................1-3

 2.  Employment of Custodian and Property to be Held by It.....................3

 3.  The Custodian as a Foreign Custody Manager................................3

        A.  Definitions......................................................3-4

        B.  Delegation to the Custodian as Foreign Custody Manager.............4

        C.  Countries Covered..................................................4

        D.  Scope of Delegated Responsibilities..............................4-6

        E.  Standard of Care as Foreign Custody Manager of the Fund............7

        F.  Reporting Requirements.............................................7

        G.  Representations with respect to Rule 17f-5.........................7

        H.  Effective Date and Termination of the Custodian as Foreign.........7
            Custody Manager

        I.  Withdrawal of Custsodian as Foreign Custody Manager................8
            with Respect to Designated Countries and with Respect to Eligible Foreign Custodians

        J.  Guidelines for the Exercise of Delegated Authority...............8-9
            and Provision of Information Regarding Country Risk

        K.  Most Favored Client.............................................9-10

        L.  Direction as to Eligible Foreign Custodians.......................10

 4.  Duties of the Custodian with Respect to..................................10
     Property of the Fund

        A.  Safekeeping and Holding of Property...............................10

        B.  Delivery of Securities.........................................10-13


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        C.  Registration of Securities........................................13

        D.  Bank Accounts..................................................13-14

        E.  Payments for Shares of the Fund...................................14

        F.  Investment and Availability of Federal Funds......................14

        G.  Collections....................................................14-15

        H.  Payment of Fund Moneys.........................................15-16

        I.  Liability for Payment in Advance of............................16-17
            Receipt of Securities Purchased

        J.  Payments for Repurchases of Redemptions...........................17
            of Shares of the Fund

        K.  Appointment of Agents by the Custodian............................17

        L.  Deposit of Fund Portfolio Securities in........................18-19
            Securities Systems

        M.  Deposit of Fund Commercial Paper in an Approved................19-21
            Book-Entry System for Commercial Paper

        N.  Segregated Account................................................22

        O.  Ownership Certificates for Tax Purposes...........................22

        P.  Proxies...........................................................22

        Q.  Communications Relating to Fund Portfolio......................22-23
            Securities

        R.  Exercise of Rights;  Tender Offers................................23

        S.  Depository Receipts............................................23-24

        T.  Interest Bearing Call or Time Deposits............................24

        U.  Options, Futures Contracts and Foreign.........................24-25
            Currency Transactions

        V.  Actions Permitted Without Express Authority....................25-26


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 5.  Duties of Bank with Respect to Books of Account and......................26
     Calculations of Net Asset Value

 6.  Records and Miscellaneous Duties......................................26-27

 7.  Opinion of Fund's Independent Public Accountants.........................27

 8.  Compensation and Expenses of Bank........................................27

 9.  Responsibility of Bank................................................27-28

10.  Persons Having Access to Assets of the Fund...........................28-29

11.  Effective Period, Termination and Amendment;..........................29-30
     Successor Custodian

12.  Interpretive and Additional Provisions...................................30

13.  Certification as to Authorized Officers..................................30

14.  Notices..................................................................30

15.  Massachusetts Law to Apply; Limitations on Liability..................30-31

16.  Adoption of the Agreement by the Fund....................................31




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                           MASTER CUSTODIAN AGREEMENT


        This Agreement made as of June 15, 1994 as amended and restated March 9, 1999 between each investment company advised by John Hancock Advisers, Inc. which has adopted this Agreement in the manner provided herein and State Street Bank and Trust Company (hereinafter called "Bank", "Custodian" and "Agent"), a trust company established under the laws of Massachusetts with a principal place of business in Boston, Massachusetts.

        Whereas, each such investment company is registered under the Investment Company Act of 1940 and has appointed the Bank to act as Custodian of its property and to perform certain duties as its Agent, as more fully hereinafter set forth; and

        Whereas, the Bank is willing and able to act as each such investment company's Custodian and Agent, subject to and in accordance with the provisions hereof;

        Now, therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, each such investment company and the Bank agree as follows:

1.  Definitions

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        (a) "Fund" shall mean the investment company which has adopted this Agreement and is listed on Appendix A hereto. If the Fund is a Massachusetts business trust or Maryland corporation, it may in the future establish and designate other separate and distinct series of shares, each of which may be called a "portfolio"; in such case, the term "Fund" shall also refer to each such separate series or portfolio.

        (b) "Board" shall mean the board of directors/trustees/managing general partners/director general partners of the Fund, as the case may be.

        (c) "The Depository Trust Company", a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and which has been specifically approved as a securities depository for the Fund by the Board.

        (d) "Authorized Officer", shall mean any of the following officers of the Fund : The Chairman of the Board of Trustees, the President, a Vice President, the Secretary, the Treasurer or Assistant Secretary or Assistant Treasurer, or any other officer of the Fund duly authorized to sign by appropriate resolution of the Board of Trustees. .

        (e) "Participants Trust Company", a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and which has been specifically approved as a securities depository for the Fund by the Board.


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        (f) "Approved  Clearing  Agency" shall mean any other domestic  clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository but only if the Custodian has received a certified copy of a vote of the Board approving such clearing agency as a securities depository for the Fund.

        (g) "Federal Book-Entry System" shall mean the book-entry system referred to in Rule 17f-4(b) under the Investment Company Act of 1940 for United States and federal agency securities (i.e., as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O).

        (h) "Approved Book-Entry System for Commercial Paper" shall mean a system maintained by the Custodian or by a subcustodian employed pursuant to
Section 2 hereof for the holding of commercial paper in book-entry form but only if the Custodian has received a certified copy of a vote of the Board approving the participation by the Fund in such system.

        (i) The Custodian shall be deemed to have received "proper instructions" in respect of any of the matters referred to in this Agreement upon receipt of written or facsimile instructions signed by such one or more person or persons as the Board shall have from time to time authorized to give the particular class of instructions in question. Electronic instructions for the purchase and sale of securities which are transmitted by John Hancock Advisers, Inc. (the "Adviser") to the Custodian shall be deemed to be proper instructions; the Fund shall cause all such instructions to be confirmed in writing. Different persons may be authorized to give instructions for different purposes. A certified copy of a vote of the Board may be received and accepted by the Custodian as conclusive evidence of the authority of any such person to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms and, where appropriate, may be standing instructions. Unless the vote delegating authority to any person or persons to give a particular class of instructions specifically requires that the approval of any person, persons or committee shall first have been obtained before the Custodian may act on instructions of that class, the Custodian shall be under no obligation to question the right of the person or persons giving such instructions in so doing. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. The Fund authorizes the Custodian to


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tape record any and all telephonic or other oral instructions given to the
Custodian. "Proper instructions" may also include communications effected directly between electromechanical or electronic devices provided that the President and Treasurer of the Fund and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may take cognizance of the provisions of the governing documents and registration statement of the Fund as the same may from time to time be in effect (and votes, resolutions or proceedings of the shareholders or the Board), but, nevertheless, except as otherwise expressly provided herein, the Custodian may assume unless and until notified in writing to the contrary that so-called proper instructions received by it are not in conflict with or in any way contrary to any provisions of such governing documents and registration statement, or votes, resolutions or proceedings of the shareholders or the Board.

2. Employment of Custodian and Property to be Held by It

        The Fund hereby appoints and employs the Bank as its Custodian and Agent in accordance with and subject to the provisions hereof, and the Bank hereby accepts such appointment and employment. The Fund agrees to deliver to the Custodian all securities, participation interests, cash and other assets owned by it, and all payments of income, payments of principal and capital distributions and adjustments received by it with respect to all securities and participation interests owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held by the Fund and not delivered by the Fund to the Custodian. The Fund will also deliver to the Bank from time to time copies of its currently effective charter (or declaration of trust or partnership agreement, as the case may be), By-Laws, prospectus, statement of additional information and distribution agreement with its principal underwriter, together with such resolutions, votes and other proceedings of the Fund as may be necessary for or convenient to the Bank in the performance of its duties hereunder.

        The Custodian may from time to time employ one or more subcustodians to perform such acts and services upon such terms and conditions as shall be approved from time to time by the Board. Any such subcustodian so employed by the Custodian shall be deemed to be the agent of the Custodian, and the Custodian shall remain primarily responsible for the securities, participation interests, moneys and other property of the Fund held by such subcustodian. For the purposes of this Agreement, any property of the Fund held by any such subcustodian (domestic or foreign) shall be deemed to be held by the Custodian under the terms of this Agreement.

3.  The Custodian as a Foreign Custody Manager

     A. Definitions Capitalized terms in this Article 3 shall have the following meanings:

     (a) "Country risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, a country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

     (b)  "Eligible  Foreign  Custodian"  has the  meaning  set forth in section
     (a)(1) of Rule 17f-5 and also includes a U.S. Bank.


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     (c) "Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in these investments.

     (d) "Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5; it is a Fund's Board of Directors or any person serving as the Board's delegate under sections (b) or (d) of Rule 17f-5.

     (e) "Mandatory Securities Depository" means a Securities Depository the use of which is mandatory (i) by law or regulation; (ii) because securities cannot be withdrawn from the depository; (iii) because maintaining securities outside the Securities Depository would impair the liquidity of the securities because settlement within the depository is mandatory and the period of time required to deposit securities is longer than the settlement period or where particular classes of transactions, such as large trades or turn-around trades, are not available if the securities are held in physical form; or (iv) because maintaining securities outside of the Securities Depository is not consistent with prevailing custodial or market practices generally accepted by institutional investors.

     (f)  "Securities  Depository"  has the same  meaning  set forth in  section
     (a)(6) of Rule 17f-5: it is a system for the central handling of securities where all securities are of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

     (g) "U.S. Bank" means a bank which qualifies to serve as a custodian of assets of investment companies under ss.17(f) of the Investment Company Act of 1940, as amended.

     B. Delegation to the Custodian as Foreign Custody Manager Each Fund, by resolution adopted by its Board, hereby appoints the Custodian as the Foreign Custody Manager of the Fund and delegates to the Custodian, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts this delegation.

     C. Countries Covered The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries listed on Schedule A, which may be amended from time to time by the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B, which may be amended from time to time by the Foreign Custody Manager. Schedules A and B may also be amended in accordance with subsection F of Article 3.

     D.       Scope of Delegated Responsibilities

              1) Selection of Eligible Foreign Custodians Subject to the provisions of this Article 3 and Rule 17f-5 (and any other applicable law), the Foreign Custody Manager may place and maintain the Foreign Assets in the care of an Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed


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                    on Schedule A, as amended from time to time. In addition,
                    the Foreign Custody Manager shall provide the Fund with all requisite forms and documentation to open an account in any country listed on Schedule A as requested by any Authorized Officer and shall assist the Fund with the filing and processing of these forms and documents. Execution of this amended and restated Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets in each country listed on Schedule A.

                    In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of those assets. These factors include, without limitation:

                    (i) the Eligible Foreign Custodian's practices, procedures and internal controls, including but not limited to, the physical protections available for certificated securities (if applicable), its methods of keeping custodial records and its security and data protection practices;

                    (ii)  whether  the  Eligible   Foreign   Custodian  has  the
                    requisite financial strength to provide reasonable care for Foreign Assets;

                    (iii) the Eligible Foreign Custodian's general reputation and standing and, in the case of any Securities Depository, the Securities Depository's operating history and the number of participants; and

                    (iv) whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States.

              2) Contracts With Eligible Foreign Custodians For each Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall (or, in the case of a Securities Depository which is not a Mandatory Securities Depository, may under the rules or established practices or procedures of the Securities Depository) enter into a written contract governing the Fund's foreign custody arrangements with the Eligible Foreign Custodian. The Foreign Custody Manager shall determine that each contract will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards specified in paragraph 1 of subsection D of Article 3 of this Agreement. Each contract shall include provisions that provide:


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


                      (i) for indemnification or insurance arrangements (or any combination of the foregoing) so that the Fund will be adequately protected against the risk of loss of the Foreign Assets held in accordance with the contract;

                      (ii) that the Foreign Assets will not be subject to any right, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Eligible Foreign Custodian arising under bankruptcy, insolvency or similar laws;

                      (iii) that beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

                      (iv) that adequate records will be maintained identifying the Foreign Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

                      (v) that the Fund's independent public accountants will be given access to those records or confirmation of the contents of those records; and

                      (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer of the Foreign Assets to or from the Fund's account or a third party account containing the Foreign Assets held for the benefit of the Fund, or, in lieu of any or all of the provisions set forth in (i) through (vi) above, such other provisions that the Foreign Custody Manager determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in (i) through
                      (vi) above in their entirety.

              3) Monitoring In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor at reasonable intervals the initial and continued appropriateness of (i) maintaining the Foreign Assets with the Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. The Foreign Custody Manager shall consider all factors and criteria set forth in subparagraphs 1 and 2 of subsection D of Article 3 of this Agreement.


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     E.       Standard  of  Care  as  Foreign  Custody  Manager  of the  Fund In
              performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence as a person having responsibility for the safekeeping of assets of management investment companies registered under the Investment Company Act of 1940, as amended, would exercise. The Foreign Custody Manager agrees to notify immediately the Adviser and the Board if, at any time, the Foreign Custody Manager believes it cannot perform, in accordance with the foregoing standard of care, its duties hereunder generally or with respect to any country specified in Schedule A.

     F. Reporting Requirements The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of the Foreign Assets with another Eligible Foreign Custodian by providing to the Adviser an amended Schedule A promptly. The Foreign Custody Manager shall make written reports notifying the Adviser and the Board of any other material change in the foreign custody arrangements of the Fund described in this Article 3. Amended Schedules A or B and material change reports shall be provided to the Board quarterly, provided that, if the Foreign Custody Manager or the Adviser determines that any matter should be reported sooner, the Foreign Custody Manager shall promptly, following the occurrence of the event, direct the report to the Fund's Secretary for forwarding to the Board. At least annually, the Foreign Custody Manager shall provide the Adviser and the Board a written statement enabling the Board to determine that it is reasonable to rely on the Foreign Custody Manager to perform its delegated duties under this Article 3 and that the foreign custody arrangements delegated to the Foreign Custody Manager continue to meet the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended. The Foreign Custody Manager will also provide monthly reports on each Eligible Foreign Custodian listing all holdings and current market values.

     G. Representations with respect to Rule 17f-5 The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

              The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Article as the Foreign Custody Manager of the Fund.

     H. Effective Date and Termination of the Custodian as Foreign Custody Manager The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date of execution of this amended and restated Agreement and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty days after receipt by the non-terminating party of the notice.


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


     I. Withdrawal of Custodian as Foreign Custody Manager with respect to Designated Countries and with respect to Eligible Foreign Custodians Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country and to remove that country from Schedule A, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn with respect to that country and the Custodian shall cease to be the Foreign Custody Manager of the Fund with respect to that country after settlement of all pending trades.

              The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a country listed on Schedule A upon written notice to the Fund in accordance with subsection F. Sixty days (or other period agreed to by the parties in writing) after receipt of any notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to that country.

              In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate because the applicable Eligible Foreign Custodian is no longer able to provide reasonable care for Foreign Assets held in the country, or an arrangement no longer meets the requirements of Rule 17f-5, the Foreign Custody Manager shall notify the Adviser, the Board and the Fund in accordance with subsection F hereunder. If the Adviser determines that withdrawal is in the best interest of the Fund, the Foreign Custody Manager shall withdraw all Foreign Assets from the Eligible Foreign Custodian, as soon as reasonably practicable, and shall provide alternative safe keeping acceptable to the Foreign Custody Manager. If the Adviser determines that it is in the best interest of the Fund to withdraw all Foreign Assets and this withdrawal would require liquidation of any Foreign Assets or would materially and adversely impair the liquidity, value or other investment characteristic of any Foreign Assets, the Foreign Custody Manager shall immediately provide information regarding the particular circumstances to the Adviser and to the Board and shall act in accordance with instructions received from an Authorized Officer, with respect to the liquidation or other withdrawal.

     J. Guidelines for the Exercise of Delegated Authority and Provision of Information Regarding Country Risk Nothing in this Article 3 shall require the Foreign Custody Manager to consider Country Risk as part of its delegated responsibilities under subsection D of
              Article 3. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be responsible for, or liable for any loss in connection with the placement of Foreign Assets with or withdrawal of Foreign Assets from a Mandatory Securities Depository nor be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories other than those set forth below.

              With respect to the countries listed in Schedule A, or added thereto, the Foreign Custody Manager agrees to provide annually to the Board and the Adviser, information relating to the Country Risks of holding Foreign Assets in such countries, including but not limited to, the Mandatory Securities Depositories, if any, operating in the country. In addition, the Foreign Custody Manager shall use reasonable care in the gathering of this information and with regard to, among other things, the completeness and accuracy of this information. The information furnished annually by the Foreign Custody Manager to the Board should include but not be limited to the following, if available:

                      (i) Legal Opinion regarding whether applicable foreign law would restrict the access of the Fund's independent public accountants to the books and records of the foreign custodian, whether applicable foreign law would restrict the Fund's ability to recover its assets in the event of bankruptcy of the foreign custodian, whether applicable foreign law would restrict the Fund's ability to recover assets lost while under the foreign custodian's control, the likelihood of expropriation, nationalization, freezes or confiscation of the Fund's assets and whether there are reasonably foreseeable difficulties in converting the Fund's cash into U.S. dollars, or such other form of Legal Opinion as is customary in association with Rule 17f-5 from time to time,

                      (ii)  audit report of the Foreign Custody Manager,

                      (iii) copy of  balance  sheet  from  annual  report of the custodian,

                      (iv)  summary of Central Depository Information,

                      (v) country profile materials containing market practice for: delivery versus payment, settlement method, currency restrictions, buy-in practice, Foreign ownership limits and unique market arrangements,

                      (vi) The Foreign Custody Manager shall also provide such other information as may be reasonably available relating to Mandatory Securities Depositories, and, in accordance with applicable requirements promulgated by the SEC from time to time, to the criteria as set forth on Appendix B hereto, as such Appendix may be revised by the parties hereto from time to time; and,

                      (vii) such other materials as the Board may reasonably request from time to time, including copies of contracts with the subcustodians.


     K. Most Favored Client If at any time the Foreign Custody Manager shall be a party to an agreement, to serve as a Foreign Custody Manager to an investment company, that provides for either (a) a standard of care with respect to the selection of Eligible Foreign Custodians in any jurisdiction higher than that set forth in paragraph 1 of subsection D of Article 3 of this Agreement or
              (b) a standard of care with respect to the exercise of the Foreign Custody Manager's duties other than that set forth in subsection F of Article 3 of this Agreement, the Foreign Custody Manager agrees to notify the Fund of this fact and to raise the applicable standard of care hereunder to the standard specified in the other agreement. In the event that the Foreign Custody Manager shall in the future offer review or information services with respect to Mandatory Securities Depositories in addition to any services provided hereunder, the Foreign Custody Manager agrees that it shall notify the Fund of this fact and shall offer these services to the Fund.

     L.       Direction  as  to  Eligible  Foreign  Custodians   Notwithstanding
              Article 3 of this Agreement, the Fund or the Adviser may direct the Custodian to place and maintain Foreign Assets with a particular Eligible Foreign Custodian acceptable to the Foreign Custody Manager. In such event, the Custodian shall be entitled to rely on any instruction as a Proper Instruction and may limit its duties under this Article 3 of the Agreement with respect to such arrangements by describing any limitations in writing with respect to each instance.

4. Duties of the Custodian with Respect to Property of the Fund

     A. Safekeeping and Holding of Property The Custodian shall keep safely all property of the Fund and on behalf of the Fund shall from time to time receive delivery of Fund property for safekeeping. The Custodian shall hold, earmark and segregate on its books and records for the account of the Fund all property of the Fund, including all securities, participation interests and other assets of the Fund (1) physically held by the Custodian,
              (2) held by any subcustodian referred to in Section 2 hereof or by any agent referred to in Paragraph K hereof, (3) held by or maintained in The Depository Trust Company or in Participants Trust Company or in an Approved Clearing Agency or in the Federal Book-Entry System or in an Approved Foreign Securities Depository, each of which from time to time is referred to herein as a "Securities System", and (4) held by the Custodian or by any subcustodian referred to in Section 2 hereof and maintained in any Approved Book-Entry System for Commercial Paper.

     B. Delivery of Securities The Custodian shall release and deliver securities or participation interests owned by the Fund held (or deemed to be held) by the Custodian or maintained in a Securities System account or in an Approved Book-Entry System for Commercial Paper account only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

              1) Upon sale of such securities or participation interests for the account of the Fund, but only against receipt of payment therefor; if delivery is made in Boston or New York City, payment therefor shall be made in accordance with generally accepted clearing house procedures or by use of Federal Reserve Wire System procedures; if delivery is made elsewhere payment therefor shall be in accordance with the then current "street delivery" custom or in accordance with such procedures agreed to in writing from time to time by the parties hereto; if the sale is effected through a Securities System, delivery and payment therefor shall be made in accordance with the provisions of Paragraph L hereof; if the sale of commercial paper is to be effected through an Approved Book-Entry System for Commercial Paper, delivery and payment therefor shall be made in accordance with the provisions of Paragraph M hereof; if the securities are to be sold outside the United States, delivery may be made in accordance with procedures agreed to in writing from time to time by the parties hereto; for the purposes of this subparagraph, the term "sale" shall include the disposition of a portfolio security (i) upon the exercise of an option written by the Fund and (ii) upon the failure by the Fund to make a successful bid with respect to a portfolio security, the continued holding of which is contingent upon the making of such a bid;

              2)      Upon  the  receipt  of  payment  in  connection  with  any
                      repurchase   agreement  or  reverse  repurchase  agreement
                      relating to such securities and entered into by the Fund;

              3) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

              4) To the issuer thereof or its agent when such securities or participation interests are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

              5) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee of the Custodian or into the name or nominee name of any agent appointed pursuant to Paragraph K hereof or into the name or nominee name of any subcustodian employed pursuant to
                      Section 2 hereof; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities or participation interests are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

              6) To the broker selling the same for examination in accordance with the "street delivery" custom; provided that the Custodian shall adopt such procedures as the Fund from time to time shall approve to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them;

              7) For exchange or conversion pursuant to any plan of merger, consolidation, re capitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion of such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

              8) In the case of warrants, rights or similar securities, the surrender thereof in connection with the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

              9) For delivery in connection with any loans of securities made by the Fund (such loans to be made pursuant to the terms of the Fund's current registration statement), but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities.

              10) For delivery as security in connection with any borrowings by the Fund requiring a pledge or hypothecation of assets by the Fund (if then permitted under circumstances described in the current registration statement of the
                      Fund), provided, that the securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for that purpose; upon receipt of proper instructions, the Custodian may pay any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

              11)     When  required  for  delivery  in   connection   with  any
                      redemption   or  repurchase  of  Shares  of  the  Fund  in
                      accordance with the provisions of Paragraph J hereof;

              12) For delivery in accordance with the provisions of any agreement between the Custodian (or a subcustodian employed pursuant to Section 2 hereof) and a broker-dealer registered under the Securities Exchange Act of 1934 and, if necessary, the Fund, relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange, or of any similar organization or organizations, regarding deposit or escrow or other arrangements in connection with options transactions by the Fund;

              13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian (or a subcustodian employed pursuant to Section 2 hereof), and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or of any contract market or commodities exchange or similar organization, regarding futures margin account deposits or payments in connection with futures transactions by the Fund;

              14) For any other proper corporate purpose, but only upon receipt of, in addition to proper instructions, a certified copy of a vote of the Board specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     C. Registration of Securities Securities held by the Custodian (other than bearer securities) for the account of the Fund shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian, or in the name or nominee name of any agent appointed pursuant to Paragraph K hereof, or in the name or nominee name of any subcustodian employed pursuant to Section 2 hereof, or in the name or nominee name of The Depository Trust Company or Participants Trust Company or Approved Clearing Agency or Federal Book-Entry System or Approved Book-Entry System for Commercial Paper; provided, that securities are held in an account of the Custodian or of such agent or of such subcustodian containing only assets of the Fund or only assets held by the Custodian or such agent or such subcustodian as a custodian or subcustodian or in a fiduciary capacity for customers. All certificates for securities accepted by the Custodian or any such agent or subcustodian on behalf of the Fund shall be in "street" or other good delivery form or shall be returned to the selling broker or dealer who shall be advised of the reason thereof.

     D. Bank Accounts The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting in pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as the Custodian may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved in writing by an Authorized Officer. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be subject to withdrawal only by the Custodian in that capacity.

              The Custodian may, on behalf of any Fund, open and cause to be maintained outside the United States a bank account with (a) an Eligible Foreign Custodian (as defined in Article 3) or (b) any person with whom property of the Fund may be placed and maintained outside of the United States under (i) ss.17(f) or 26(a) of the 1940 Act, without regard to Rule 17f-5 or (ii) an order of the U.S. Securities and Exchange Commission (a "permissible Foreign Custodian"). Such account(s) shall be subject only to draft or order by the Custodian or Eligible Foreign Custodian or Permissible Foreign Custodian acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund.

     E. Payment for Shares of the Fund The Custodian shall make appropriate arrangements with the Transfer Agent and the principal underwriter of the Fund to enable the Custodian to make certain it promptly receives the cash or other consideration due to the Fund for such new or treasury Shares as may be issued or sold from time to time by the Fund, in accordance with the governing documents and offering prospectus and statement of additional information of the Fund. The Custodian will provide prompt notification to the Fund of any receipt by it of payments for Shares of the Fund.

     F. Investment and Availability of Federal Funds Upon agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, invest in such securities and instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Fund.

     G. Collections The Custodian shall promptly collect all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall promptly collect all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account.

The Custodian shall do all things necessary and proper in connection with such prompt collections and, without limiting the generality of the foregoing, the Custodian shall

              1) Present for payment all coupons and other income items requiring presentations;

              2) Present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable;

              3) Endorse and deposit for collection, in the name of the Fund, checks, drafts or other negotiable instruments;

              4) Credit income from securities maintained in a Securities System or in an Approved Book-Entry System for Commercial Paper at the time funds become available to the Custodian; in the case of securities maintained in The Depository Trust Company funds shall be deemed available to the Fund not later than the opening of business on the first business day after receipt of such funds by the Custodian.

The Custodian shall notify the Fund as soon as reasonably practicable whenever income due on any security is not promptly collected. In any case in which the Custodian does not receive any due and unpaid income after it has made demand for the same, it shall immediately so notify the Fund in writing, enclosing copies of any demand letter, any written response thereto, and memoranda of all oral responses thereto and to telephonic demands, and await instructions from the Fund; the Custodian shall in no case have any liability for any nonpayment of such income provided the Custodian meets the standard of care set forth in
Section 8 hereof. The Custodian shall not be obligated to take legal action for collection unless and until reasonably indemnified to its satisfaction.

The Custodian shall also receive and collect all stock dividends, rights and other items of like nature, and deal with the same pursuant to proper instructions relative thereto.

     H. Payment of Fund Moneys Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

              1) Upon the purchase of securities, participation interests, options, futures contracts, forward contracts and options on futures contracts purchased for the account of the Fund but only (a) against the receipt of:

                     (i) such securities registered as provided in Paragraph C hereof or in proper form for transfer or

                     (ii) detailed instructions signed by an officer of the Fund regarding the participation interests to be purchased or

                     (iii)     written  confirmation of the purchase by the Fund
                               of  the  options,   futures  contracts,   forward
                               contracts or options on futures contracts

                      by the Custodian (or by a subcustodian employed pursuant to Section 2 hereof or by a clearing corporation of a national securities exchange of which the Custodian is a member or by any bank, banking institution or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940 to act as a custodian and which has been designated by the Custodian as its agent for this purpose or by the agent specifically designated in such instructions as representing the purchasers of a new issue of privately placed securities); (b) in the case of a purchase effected through a Securities System, upon receipt of the securities by the Securities System in accordance with the conditions set forth in Paragraph L hereof; (c) in the case of a purchase of commercial paper effected through an Approved

                      Book-Entry  System for  Commercial  Paper,  upon
                      receipt of the paper by the Custodian or subcustodian in accordance with the conditions set forth in Paragraph M hereof; (d) in the case of repurchase agreements entered into between the Fund and another bank or a broker-dealer, against receipt by the Custodian of the securities underlying the repurchase agreement either in certificate form or through an entry crediting the Custodian's segregated, non-proprietary account at the Federal Reserve Bank of Boston with such securities along with written evidence of the agreement by the bank or broker-dealer to repurchase such securities from the Fund; or (e) with respect to securities purchased outside of the United States, in accordance with written procedures agreed to from time to time in writing by the parties hereto;

              2) When required in connection with the conversion, exchange or surrender of securities owned by the Fund as set forth in Paragraph B hereof;

              3) When required for the redemption or repurchase of Shares of the Fund in accordance with the provisions of Paragraph J hereof;

              4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: advisory fees, distribution plan payments, interest, taxes, management compensation and expenses, accounting, transfer agent and legal fees, and other operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

              5) For the payment of any dividends or other distributions to holders of Shares declared or authorized by the Board; and

              6) For any other proper corporate purpose, but only upon receipt of, in addition to proper instructions, a certified copy of a vote of the Board, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     I. Liability for Payment in Advance of Receipt of Securities Purchased In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions signed by two officers of the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian; except that in the case of a repurchase agreement entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of (i) the securities in certificate form subject to such repurchase agreement or (ii) written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or (iii) the safekeeping receipt, provided that such securities have in fact been so transferred by book-entry and the written repurchase agreement is received by the Custodian in due course. With respect to securities and funds held by a subcustodian, either directly or indirectly (including by a Securities Depository or clearing corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment respectively, and securities or payment may be received in a form in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular investment, or (e) the terms of instructions.

     J. Payments for Repurchases or Redemptions of Shares of the Fund From such funds as may be available for the purpose, but subject to any applicable votes of the Board and the current redemption and repurchase procedures of the Fund, the Custodian shall, upon receipt of written instructions from the Fund or from the Fund's transfer agent or from the principal underwriter, make funds and/or portfolio securities available for payment to holders of Shares who have caused their Shares to be redeemed or repurchased by the Fund or for the Fund's account by its transfer agent or principal underwriter.

              The Custodian may maintain a special checking account upon which special checks may be drawn by shareholders of the Fund holding Shares for which certificates have not been issued. Such checking account and such special checks shall be subject to such rules and regulations as the Custodian and the Fund may from time to time adopt. The Custodian or the Fund may suspend or terminate use of such checking account or such special checks (either generally or for one or more shareholders) at any time. The Custodian and the Fund shall notify the other immediately of any such suspension or termination.

     K. Appointment of Agents by the Custodian The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company (provided such bank or trust company is itself qualified under the Investment Company Act of 1940 to act as a custodian or is itself an eligible foreign custodian within the meaning of Rule 17f-5 under said Act) as the agent of the Custodian to carry out such of the duties and functions of the Custodian described in this Section 3 as the Custodian may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder, and as between the Fund and the Custodian the Custodian shall be fully responsible for the acts and omissions of any such agent. For the purposes of this Agreement, any property of the Fund held by any such agent shall be deemed to be held by the Custodian hereunder.

     L. Deposit of Fund Portfolio Securities in Securities Systems The Custodian may deposit and/or maintain securities owned by the Fund

                      (1)      in The Depository Trust Company;

                      (2)      in Participants Trust Company;

                      (3)      in any other Approved Clearing Agency;

                      (4)      in the Federal Book-Entry System; or

                      (5) in a Securities Depository (as defined in Article 3).

               in each case only in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, and at all times subject to the following provisions:

     (a) The Custodian may (either directly or through one or more subcustodians employed pursuant to Section 2) keep securities of the Fund in a Securities System provided that such securities are maintained in a non-proprietary account ("Account") of the Custodian or such subcustodian in the Securities System which shall not include any assets of the Custodian or such subcustodian or any other person other than assets held by the Custodian or such subcustodian as a fiduciary, custodian, or otherwise for its customers.

     (b) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund, and the
              Custodian shall be fully and completely responsible for maintaining a record keeping system capable of accurately and currently stating the Fund's holdings maintained in each such Securities System.

     (c) The Custodian shall pay for securities purchased in book-entry form for the account of the Fund only upon (i) receipt of notice or advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of any entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund only upon
              (i) receipt of notice or advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all notices or advises from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be promptly provided to the Fund at its request. The Custodian shall promptly send to the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice of each such transaction, and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day.

     (d) The Custodian shall promptly send to the Fund any report or other communication received or obtained by the Custodian relating to the Securities System's accounting system, system of internal accounting controls or procedures for safeguarding securities deposited in the Securities System; the Custodian shall promptly send to the Fund any report or other communication relating to the Custodian's internal accounting controls and procedures for safeguarding securities deposited in any Securities System; and the Custodian shall ensure that any agent appointed pursuant to Paragraph K hereof or any subcustodian employed pursuant to Section 2 hereof shall promptly send to the Fund and to the Custodian any report or other communication relating to such agent's or subcustodian's internal accounting controls and procedures for safeguarding securities deposited in any Securities System. The Custodian's books and records relating to the Fund's participation in each Securities System will at all times during regular business hours be open to the inspection of the Fund's Authorized Officers, employees or agents.

     (e) The Custodian shall not act under this Paragraph L in the absence of receipt of a certificate of an Authorized Officer that the Board has approved the use of a particular Securities System; the Custodian shall also obtain appropriate assurance from an Authorized Officer that the Board has annually reviewed and approved the continued use by the Fund of each Securities System, so long as such review and approval is required by Rule 17f-4 under the Investment Company Act of 1940, and the Fund shall promptly notify the Custodian if the use of a Securities System is to be discontinued; at the request of the Fund, the Custodian will terminate the use of any such Securities System as promptly as practicable.

     (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or subcustodian to enforce effectively such rights as it may have against the Securities System or any other person; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

      M. Deposit of Fund Commercial Paper in an Approved Book-Entry System for Commercial Paper Upon receipt of proper instructions with respect to each issue of direct issue commercial paper purchased by the Fund, the Custodian may deposit and/or maintain direct issue commercial paper owned by the Fund in any Approved Book-Entry System for Commercial Paper, in each case only in accordance with applicable Securities and Exchange Commission rules, regulations, and no-action correspondence, and at all times subject to the following provisions:

              (a) The Custodian may (either directly or through one or more subcustodians employed pursuant to Section 2) keep commercial paper of the Fund in an Approved Book-Entry System for Commercial Paper, provided that such paper is issued in book entry form by the Custodian or subcustodian on behalf of an issuer with which the Custodian or subcustodian has entered into a book-entry agreement and provided further that such paper is maintained in a non-proprietary account ("Account") of the Custodian or such subcustodian in an Approved Book-Entry System for Commercial Paper which shall not include any assets of the Custodian or such subcustodian or any other person other than assets held by the Custodian or such subcustodian as a fiduciary, custodian, or otherwise for its customers.

              (b) The records of the Custodian with respect to commercial paper of the Fund which is maintained in an Approved Book-Entry System for Commercial Paper shall identify by book-entry each specific issue of commercial paper purchased by the Fund which is included in the System and shall at all times during regular business hours be open for inspection by authorized officers, employees or agents of the Fund. The Custodian shall be fully and completely responsible for maintaining a record keeping system capable of accurately and currently stating the Fund's holdings of commercial paper maintained in each such System.

              (c) The Custodian shall pay for commercial paper purchased in book-entry form for the account of the Fund only upon contemporaneous (i) receipt of notice or advice from the issuer that such paper has been issued, sold and transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such purchase, payment and transfer for the account of the Fund. The Custodian shall transfer such commercial paper which is sold or cancel such commercial paper which is redeemed for the account of the Fund only upon contemporaneous (i) receipt of notice or advice that payment for such paper has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer or redemption and payment for the account of the Fund. Copies of all notices, advises and confirmations of transfers of commercial paper for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be promptly provided to the Fund at its request. The Custodian shall promptly send to the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice of each such transaction, and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the System for the account of the Fund on the next business day.

              (d) The Custodian shall promptly send to the Fund any report or other communication received or obtained by the Custodian relating to each System's accounting system, system of internal accounting controls or procedures for safeguarding commercial paper deposited in the System; the Custodian shall promptly send to the Fund any report or other communication relating to the Custodian's internal accounting controls and procedures for safeguarding commercial paper deposited in any Approved Book-Entry System for Commercial Paper; and the Custodian shall ensure that any agent appointed pursuant to Paragraph K hereof or any subcustodian employed pursuant to
                  Section 2 hereof shall promptly send to the Fund and to the Custodian any report or other communication relating to such agent's or subcustodian's internal accounting controls and procedures for safeguarding securities deposited in any Approved Book-Entry System for Commercial Paper.

              (e) The Custodian shall not act under this Paragraph M in the absence of receipt of a certificate of an officer of the Fund that the Board has approved the use of a particular Approved Book-Entry System for Commercial Paper; the Custodian shall also obtain appropriate assurance from an Authorized Officer that the Board has annually reviewed and approved the continued use by the Fund of each Approved Book-Entry System for Commercial Paper, so long as such review and approval is required by Rule 17f-4 under the Investment Company Act of 1940, and the Fund shall promptly notify the Custodian if the use of an Approved Book-Entry System for Commercial Paper is to be discontinued; at the request of the Fund, the Custodian will terminate the use of any such System as promptly as practicable.

              (f) The Custodian (or subcustodian, if the Approved Book-Entry
                  System for Commercial Paper is maintained by the subcustodian) shall issue physical commercial paper or promissory notes whenever requested to do so by the Fund or in the event of an electronic system failure which impedes issuance, transfer or custody of direct issue commercial paper by book-entry.

              (g) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of any Approved Book-Entry System for Commercial Paper by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or subcustodian to enforce effectively such rights as it may have against this System, the issuer of the commercial paper or any other person; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against this System, the issuer of the commercial paper or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

     N. Segregated Account The Custodian shall upon receipt of proper instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Paragraph L hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and any registered broker-dealer (or any futures commission merchant), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of the Commodity Futures Trading Commission or of any contract market or commodities exchange), or of any similar organization or organizations, regarding escrow or deposit or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or U.S. Government securities in connection with options purchased, sold or written by the Fund or futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper purposes, but only, in the case of clause (iv), upon receipt of, in addition to proper instructions, a certificate signed by two officers of the Fund, setting forth the purpose such segregated account and declaring such purpose to be a proper purpose.

     O. Ownership Certificates for Tax Purposes The Custodian shall execute ownership and other certificates and affidavits for all foreign, federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

     P. Proxies The Custodian shall, with respect to the securities held by it hereunder, cause to be promptly delivered to the Fund all forms of proxies and all notices of meetings and any other notices or announcements or other written information affecting or relating to the securities, and upon receipt of proper instructions shall execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of the securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

     Q. Communications Relating to Fund Portfolio Securities The Custodian shall deliver promptly to the Fund all written information (including, without limitation, pendency of call and maturities of securities and participation interests and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the
              Custodian from issuers  and  other  persons   relating  to  the
              securities and participation interests being held for the Fund. With respect to tender or exchange offers, the Custodian shall deliver promptly to the Fund all written information received by
              the Custodian  from issuers  and  other  persons   relating  to
              the securities and participation interests whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

     R. Exercise of Rights; Tender Offers In the case of tender offers, similar offers to purchase or exercise rights (including, without limitation, pendency of calls and maturities of securities and participation interests and expirations of rights in connection therewith and notices of exercise of call and put options and the maturity of futures contracts) affecting or relating to securities and participation interests held by the Custodian under this Agreement, the Custodian shall have responsibility for promptly notifying the Fund of all such offers in accordance with the standard of reasonable care set forth in Section 8 hereof. For all such offers for which the Custodian is responsible as provided in this Paragraph R, the Fund shall have responsibility for providing the Custodian with all necessary instructions in timely fashion. Upon receipt of proper instructions, the Custodian shall timely deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof. Upon receipt of proper instructions, the Custodian shall timely deposit securities upon invitations for tenders of securities upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the consideration to be paid or delivered or the tendered securities are to be returned to the Custodian or subcustodian employed pursuant to Section 2 hereof. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary by proper instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall thereafter promptly notify the Fund in writing of such action.

     S. Depository Receipts The Custodian shall, upon receipt of proper instructions, surrender or cause to be surrendered foreign securities to the depository used by an issuer of American Depository Receipts, European Depository Receipts or International Depository Receipts (hereinafter collectively referred to as "ADRs") for such securities, against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depository has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of a nominee of the Custodian or in the name or nominee name of any subcustodian employed pursuant to Section 2 hereof, for delivery to the Custodian or such subcustodian at such place as the Custodian or such subcustodian may from time to time designate. The Custodian shall, upon receipt of proper instructions, surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian or to a subcustodian employed pursuant to Section 2 hereof.

     T. Interest Bearing Call or Time Deposits The Custodian shall, upon receipt of proper instructions, place interest bearing fixed term and call deposits with the banking department of such banking institution (other than the Custodian) and in such amounts as the Fund may designate. Deposits may be denominated in U.S. Dollars or other currencies. The Custodian shall include in its records with respect to the assets of the Fund appropriate notation as to the amount and currency of each such deposit, the accepting banking institution and other appropriate details and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the banking institution. Such deposits shall be deemed portfolio securities of the applicable Fund for the purposes of this Agreement, and the Custodian shall be responsible for the collection of income from such accounts and the transmission of cash to and from such accounts.

     U.       Options, Futures Contracts and Foreign Currency Transactions

               1. Options. The Custodians shall, upon receipt of proper
                  instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, the Fund, relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization or organizations, receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security, securities index, currency or other financial instrument or index by the Fund; deposit and maintain in a segregated account for each Fund separately, either physically or by book-entry in a Securities System, securities subject to a covered call option written by the Fund; and release and/or transfer such securities or other assets only in accordance with a notice or other communication evidencing the expiration, termination or exercise of such covered option furnished by the Options Clearing Corporation, the securities or options exchange on which such covered option is traded or such other organization as may be responsible for handling such options transactions.

               2. Futures Contracts The Custodian shall, upon receipt of
                  proper instructions, receive and retain confirmations and other documents, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund; deposit and maintain in a segregated account, for the benefit of any futures commission merchant, assets designated by the Fund as initial, maintenance or variation "margin" deposits (including mark-to-market payments) intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by Fund, in accordance with the provisions of any agreement or agreements among the Fund, the Custodian and such futures commission merchant, designed to comply with the rules of the Commodity Futures Trading Commission and/or of any contract market or commodities exchange or similar organization regarding such margin deposits or payments; and release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules.

               3. Foreign Exchange Transactions The Custodian shall, pursuant to proper instructions, enter into or cause a subcustodian to enter into foreign exchange contracts, currency swaps or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund. Such transactions may be undertaken by the Custodian or subcustodian with such banking or financial institutions or other currency brokers, as set forth in proper instructions. Foreign exchange contracts, swaps and options shall be deemed to be portfolio securities of the Fund; and accordingly, the responsibility of the Custodian therefor shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Fund. The Custodian shall be responsible for the transmittal to and receipt of cash from the currency broker or banking or financial institution with which the contract or option is made, the maintenance of proper records with respect to the transaction and the maintenance of any segregated account required in connection with the transaction. The Custodian shall have no duty with respect to the selection of the currency brokers or banking or financial institutions with which the Fund deals or for their failure to comply with the terms of any contract or option. Without limiting the foregoing, it is agreed that upon receipt of proper instructions, the Custodian may, and insofar as funds are made available to the Custodian for the purpose, (if determined necessary by the Custodian to consummate a particular transaction on behalf and for the account of the
                  Fund) make free outgoing payments of cash in the form of U.S. dollars or foreign currency before receiving confirmation of a foreign exchange contract or swap or confirmation that the countervalue currency completing the foreign exchange contract or swap has been delivered or received. The Custodian shall not be responsible for any costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange; provided that the Custodian shall nevertheless be held to the standard of care set forth in, and shall be liable to the Fund in accordance with, the provisions of Section 9.

V. Actions Permitted Without Express Authority The Custodian may in its discretion, without express authority from the Fund:

              1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided, that all such payments shall be accounted for by the Custodian to the Treasurer of the Fund;

              2) surrender securities in temporary form for securities in definitive form;

              3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

              4) in general, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Fund.

5. Duties of Bank with Respect to Books of Account and Calculations of Net Asset Value

The Bank shall as Agent (or as Custodian, as the case may be) keep such books of account and render as at the close of business on each day a detailed statement of the amounts received or paid out and of securities received or delivered for the account of the Fund during said day and such other statements, including a daily trial balance and inventory of the Fund's portfolio securities; and shall furnish such other financial information and data as from time to time requested by the Treasurer or any Authorized Officer of the Fund; and shall compute and determine, as of the close of regular trading on the New York Stock Exchange, or at such other time or times as the Board may determine, the net asset value of a share in the Fund, such computation and determination to be made in accordance with the governing documents of the Fund and the votes and instructions of the Board at the time in force and applicable, and promptly notify the Fund and its investment adviser and such other persons as the Fund may request of the result of such computation and determination. In computing the net asset value the Custodian may rely upon security quotations received by telephone or otherwise from sources or pricing services designated by the Fund by proper instructions, and may further rely upon information furnished to it by any authorized officer of the Fund relative (a) to liabilities of the Fund not appearing on its books of account, (b) to the existence, status and proper treatment of any reserve or reserves, (c) to any procedures established by the Board regarding the valuation of portfolio securities, and (d) to the value to be assigned to any bond, note, debenture, Treasury bill, repurchase agreement, subscription right, security, participation interest or other asset or property for which market quotations are not readily available.

6.      Records and Miscellaneous Duties

The Bank shall create, maintain and preserve all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All books of account and records maintained by the Bank in connection with the performance of its duties under this Agreement shall be the property of the Fund, shall at all times during the regular business hours of the Bank be open for inspection by authorized officers, employees or agents of the Fund, and in the event of termination of this Agreement shall be delivered to the Fund or to such other person or persons as shall be designated by the Fund. Disposition of any account or record after any required period of preservation shall be only in accordance with specific instructions received from the Fund. The Bank shall assist generally in the preparation of reports to shareholders, audits of accounts, and other ministerial matters of like nature; and, upon request, shall furnish the Fund's auditors with an attested inventory of securities held with appropriate information as to securities in transit or in the process of purchase or sale and with such other information as said auditors may from time to time request. The Custodian shall also maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic verifications (including sampling counts at the Custodian) of certificates representing bonds and other securities for which it is responsible under this Agreement in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. The Bank shall not disclose or use any books or records it has prepared or maintained by reason of this Agreement in any manner except as expressly authorized herein or directed by the Fund, and the Bank shall keep confidential any information obtained by reason of this Agreement.

7.       Opinion of Fund's Independent Public Accountants

The Custodian shall take all reasonable action, as the Fund may from time to time request, to enable the Fund to obtain from year to year favorable opinions from the Fund's independent public accountants with respect to its activities hereunder in connection with the preparation of the Fund's registration statement and Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

8.       Compensation and Expenses of Bank

The Bank shall be entitled to reasonable compensation for its services as Custodian and Agent, as agreed upon from time to time between the Fund and the Bank. The Bank shall be entitled to receive from the Fund on demand reimbursement for its cash disbursements, expenses and charges, including counsel fees, in connection with its duties as Custodian and Agent hereunder, but excluding salaries and usual overhead expenses.

9.      Responsibility of Bank

So long as and to the extent that it is in the exercise of reasonable care, the Bank as Custodian and Agent shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

The Bank as Custodian and Agent shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

The Bank as Custodian and Agent shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only for its own negligent or bad faith acts or failures to act. Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor shall it be construed to modify the standards of care and responsibility set forth in
Section 2 hereof with respect to subcustodians and in subparagraph f of Paragraph L of Section 3 hereof with respect to Securities Systems and in subparagraph g of Paragraph M of Section 3 hereof with respect to an Approved Book-Entry System for Commercial Paper.

The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to subcustodians generally in Section 2 hereof, provided that, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody of any securities or cash of the Fund in a foreign county including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, revolution, military or usurped powers, nuclear fission, fusion or radiation, earthquake, storm or other disturbance of nature or acts of God.

If the Fund requires the Bank in any capacity to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Bank, result in the Bank or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

Except as may arise from the Custodian's own negligence or bad faith, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by anything which is (a) part of Country Risk or (b) part of the "prevailing country risk" of the Fund, as that term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as that term is now or in the future interpreted by the U.S. Securities and Exchange Commission or by the staff of the Division of Investment Management of the Commission.

10.      Persons Having Access to Assets of the Fund

              (i) No trustee, director, general partner, officer, employee or agent of the Fund shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer or director, employee or agent of the Custodian who holds any similar position with the Fund or the investment adviser of the Fund shall have access to the assets of the Fund.

              (ii) Access to assets of the Fund held hereunder shall only be available to duly Authorized Officers, employees, representatives or agents of the Custodian or other persons or entities for whose actions the Custodian shall be responsible to the extent permitted hereunder, or to the Fund's independent public accountants in connection with their auditing duties performed on behalf of the Fund.

              (iii) Nothing in this Section 9 shall prohibit any Authorized Officer, employee or agent of the Fund or of the investment adviser of the Fund from giving instructions to the Custodian or executing a certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (i) of this Section 9.

11.    Effective Period, Termination and Amendment; Successor Custodian

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, that the Fund may at any time by action of its Board, (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Federal Deposit Insurance Corporation or by the Banking Commissioner of The Commonwealth of Massachusetts or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of the Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

Unless the holders of a majority of the outstanding shares of the Fund vote to have the securities, funds and other properties held hereunder delivered and paid over to some other bank or trust company, specified in the vote, having not less than $2,000,000 of aggregate capital, surplus and undivided profits, as shown by its last published report, and meeting such other qualifications for custodians set forth in the Investment Company Act of 1940, the Board shall, forthwith, upon giving or receiving notice of termination of this Agreement, appoint as successor custodian, a bank or trust company having such qualifications.  The  Bank,  as  Custodian,  Agent  or  otherwise,  shall,  upon termination of the Agreement, deliver to such successor custodian, all securities then held hereunder and all funds or other properties of the Fund deposited with or held by the Bank hereunder and all books of account and records kept by the Bank pursuant to this Agreement, and all documents held by the Bank relative thereto. In the event that no such vote has been adopted by the shareholders and that no written order designating a successor custodian shall have been delivered to the Bank on or before the date when such termination shall become effective, then the Bank shall not deliver the securities, funds and other properties of the Fund to the Fund but shall have the right to deliver to a bank or trust company doing business in Boston, Massachusetts of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000, all funds, securities and properties of the Fund held by or deposited with the Bank, and all books of account and records kept by the Bank pursuant to this Agreement, and all documents held by the Bank relative thereto. Thereafter such bank or trust company shall be the successor of the Custodian under this Agreement.

12. Interpretive and Additional Provisions

In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing instruments of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

13. Certification as to Authorized Officers

The Secretary of the Fund shall at all times maintain on file with the Bank his certification to the Bank, in such form as may be acceptable to the Bank, of the names and signatures of the Authorized Officers of each fund, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who has ceased to hold the office designated therein), the Secretary of the Fund shall sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank shall be entitled to rely and act upon instructions from any officers named in the most recent certification.

14. Notices

Notices and other writings delivered or mailed postage prepaid to the Fund addressed to Susan S. Newton, John Hancock Advisers, Inc., 101 Huntington Avenue, Boston, Massachusetts 02199, or to such other address as the Fund may have designated to the Bank, in writing, or to State Street Bank and Trust Company, shall be deemed to have been properly delivered or given hereunder to the respective addressees.

15.     Massachusetts Law to Apply; Limitations on Liability

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

If the Fund is a Massachusetts business trust, the Custodian expressly acknowledges the provision in the Fund's declaration of trust limiting the personal liability of the trustees and shareholders of the Fund; and the Custodian agrees that it shall have recourse only to the assets of the Fund for the payment of claims or obligations as between the Custodian and the Fund arising out of this Agreement, and the Custodian shall not seek satisfaction of any such claim or obligation from the trustees or shareholders of the Fund. Each Fund, and each series or portfolio of a Fund, shall be liable only for its own obligations to the Custodian under this Agreement and shall not be jointly or severally liable for the obligations of any other Fund, series or portfolio hereunder.

16.     Adoption of the Agreement by the Fund

The Fund represents that its Board has approved this Agreement and has duly authorized the Fund to adopt this Agreement. This Agreement shall be deemed to supersede and terminate, as of the date first written above, all prior agreements between the Fund and the Bank relating to the custody of the Fund's assets.




                                    * * * * *

In Witness Whereof, the parties hereto have caused this agreement to be executed in duplicate as of the date first written above by their respective officers thereunto duly authorized.


                     John Hancock Mutual Funds listed on Appendix A


                     by:   /s/ Osbert Hood
                           ---------------
                               Osbert Hood
                               Senior Vice President and Chief Financial Officer

Attest: Theresa Apruzzese


_______________________________


                                    State Street Bank and Trust Company


                                    by:  /s/ Ronald Logue
                                         ----------------


Attest:


/s/ Gen Cioti
-------------

s:\agrcont\agreement\custodia\state street amended with delegation

                                   APPENDIX B


      Additional Information Relating to Mandatory Securities Depositories

         The Foreign Custody Manager shall furnish annually to the Board such information as may be reasonably available relating to the proposed "safeharbor" criteria with respect to Mandatory Securities Depositories as set forth below:

         (a) whether an Eligible Foreign Custodian or a U.S. bank holding assets at the depository undertakes to adhere to the rules, practices and procedures of the depository;

         (b) whether a regulatory authority with oversight responsibility for the depository has issued a public notice that the depository is not in compliance with any material capital, solvency, insurance, or other similar financial strength requirements imposed by such authority, or, in the case of such a notice having been issued, that such notice has been withdrawn or the remedy of such noncompliance has been publicly announced by the depository;

         (c) whether a regulatory authority with oversight responsibility over the depository has issued a public notice that the depository is not in compliance with any material internal controls requirement imposed by such authority, or, in the case of such notice having been issued, that such notice has been withdrawn or the remedy of such noncompliance has been publicly announced by the depository;

         (d) whether the depository maintains the assets of the Fund's depositor under no less favorable safekeeping conditions than those that apply generally to depositors;

         (e) whether the depository maintains records that segregate the depository's own assets from the assets of depositors;

         (f) whether the depository maintains records that identify the assets of each of its depositors;

         (g) whether the depository provides periodic reports to its depositors with respect to the safekeeping of assets maintained by the depository, including, but not limited to, notification of any transfer to or from a depositor's account; and

         (h)  whether the  depository  is subject to  periodic  review,  such as
         audits  by   independent   accountants  or  inspections  by  regulatory
         authorities.


                                      B-1